                                                                                                                                                                                                                                                Suite 900- 510 Burrard Street,
                                                                                                                                                                                                                                                Vancouver, British Columbia
                                                                                                                                                                                                                                                Canada  V6C 3A8
                                                                                                                                                                                                                                                Tel:  (604) 687-6600
                                                                                                                                                                                                                                                Toll Free:  1-888-411-GOLD
                                                                                                                                                                                                                                                Fax:  (604) 687-3932
                                                                                                                                                                                                                                                Email:  info@aurizon.com
                                                                                                                                                                                                                                                Web Site:  www.aurizon.com

May 24, 2005
File:  225/May/2005
FILED: VIA SEDAR

British Columbia Securities Commission
Ontario Securities Commission
Québec Securities Commission

Dear Sirs:

REPORT OF VOTING RESULTS – Annual General Meeting held May 17, 2005

With regards to the Annual General Meeting held on May 17, 2005 (the “Meeting) of the Members (the “Members”) of Aurizon Mines Ltd. (the “Company”), and in compliance with Section 11.3 National Instrument 51-102 – Continuous Disclosure Obligations, the following is information contained in the Final Scrutineers' Report of Computershare Trust Company of Canada:

Common Shares represented at the Meeting:

49,451,679

Total outstanding Common Shares as at Record Date (March 18, 2005):

103,571,522

Percentage of Outstanding Common Shares represented at the Meeting:

47.75%

At the Meeting, Members were asked to consider certain matters, as set out in the Company’s Information Circular, dated for reference March 4, 2005.  The following is a report of the voting results.

1.

The resolution to fix the number of directors at seven (7) was passed.

2.

The following nominees were elected as directors for a term expiring at the third next following annual general meeting:

Ian S. Walton
Robert Normand

2.

The following nominee was elected as a director for a term expiring at the second next following annual general meeting:

Richard Faucher

4.

PricewaterhouseCoopers LLP was appointed as auditors of the Company for the ensuing year.

5.

The directors were authorized to fix the remuneration to be paid to the auditors.

Yours very truly

AURIZON MINES LTD.

Julie A. Stokke Kemp
Corporate Secretary

cc:

DuMoulin Black
                Attn:  Mary Collyer

U.S. Securities & Exchanges Commission
               (File #0-22672; filed via EDGAR)